UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167269

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-153217

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145076

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137064

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105108

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37386

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37212

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85941

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-25817

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-09701

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03127

UNDER THE SECURITIES ACT OF 1933

HARLEYSVILLE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0241172 (I.R.S. Employer Identification No.)

355 Maple Avenue

Harleysville, PA  19438-2297

(Address of Principal Executive Offices)  (Zip Code)

Harleysville Group Inc. Amended and Restated Equity Incentive Plan

Harleysville Group Inc. Amended and Restated Employee Stock Purchase Plan

Harleysville Group Inc. Amended and Restated Directors’ Equity Compensation Plan

Harleysville Group Inc. Amended and Restated Non-Employee Directors’ Deferred Stock Unit Plan

Harleysville Group Inc. Employee Stock Purchase Plan

Harleysville Group Inc. Long Term Incentive Plan

Harleysville Group Inc. Excess Stock Purchase Plan

Harleysville Group Inc. Year 2000 Directors’ Stock Option Program

Harleysville Group Inc. Equity Incentive Plan

Harleysville Group Inc. Directors’ Equity Award Program

Harleysville Group Inc. 1996 Directors’ Stock Purchase Plan

(Full title of the plans)

Denise Skingle

Nationwide Mutual Insurance Company

One Nationwide Plaza, 1-32-201

Columbus, OH 43215

(Name and address of agent for service)

(614) 677-0155

(Telephone number, including area code, of agent for service)

With copies to:

Randall M. Walters Jones Day 325 John H. McConnell Boulevard, Suite 600 Columbus, Ohio 43216-5017 (614) 281-3983	Mary J. Mullany, Esquire Ballard Spahr LLP 1735 Market Street 51st Floor Philadelphia, PA 19103-2297 (215) 864-8631

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to Form S-8 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Harleysville Group Inc., a Delaware corporation (the “Company”):

1.

Registration Statement No. 333-167269 filed on June 2, 2010, registering an additional 2,500,000 shares of Common Stock, issuable under the Harleysville Group Inc. Amended and Restated Equity Incentive Plan;

2.

Registration Statement No. 333-153217 filed on August 27, 2008, registering an additional 1,500,000 shares of Common Stock, issuable under the Harleysville Group Inc. Amended and Restated Employee Stock Purchase Plan;

3.

Registration Statement No. 333-145076 filed on August 2, 2007, registering an additional 390,000 shares of Common Stock, issuable under the Harleysville Group Inc. Amended and Restated Directors’ Equity Compensation Plan;

4.

Registration Statement No. 333-137064 filed on September 1, 2006, registering 1,000,000 shares of Common Stock, issuable under the Harleysville Group Inc. Amended and Restated Equity Incentive Plan and 110,000 shares of Common Stock, issuable under the Harleysville Group Inc. Amended and Restated Non-Employee Directors’ Deferred Stock Unit Plan;

5.	Registration Statement No. 333-105108 filed on May 9, 2003, registering 650,000 shares of Common Stock, issuable under the Harleysville Group Inc. Employee Stock Purchase Plan;

6.	Registration Statement No. 333-37386 filed on May 19, 2000, registering 600,000 shares of Common Stock, issuable under the Harleysville Group Inc. Long Term Incentive Plan;

7.	Registration Statement No. 333-37212 filed on May 17, 2000, registering 50,000 shares of Common Stock, issuable under the Harleysville Group Inc. Excess Stock Purchase Plan;

8.	Registration Statement No. 333-85941 filed on August 26, 1999, registering 123,500 shares of Common Stock, issuable under the Harleysville Group Inc. Year 2000 Directors’ Stock Option Program;

9.	Registration Statement No. 333-25817 filed on April 25, 1997, registering 2,000,000 shares of Common Stock, issuable under the Harleysville Group Inc. Equity Incentive Plan;

10.	Registration Statement No. 333-09701 filed on August 7, 1996, registering 22,584 shares of Common Stock, issuable under the Harleysville Group Inc. Directors’ Equity Award Program; and

11.	Registration Statement No. 333-03127 filed on May 3, 1996, registering 100,000 shares of Common Stock, issuable under the Harleysville Group Inc. 1996 Directors’ Stock Purchase Plan.

As previously disclosed in a Current Report on Form 8-K filed by the Company on September 30, 2011, the Company and Harleysville Mutual Insurance Company (“Harleysville Mutual”), the owner of 53.5% of the Company’s issued and outstanding Common Stock, entered into an Agreement and Plan of Merger, dated as of September 28, 2011 (the “Merger Agreement”), with Nationwide Mutual Insurance Company (“Nationwide Mutual”) and its wholly owned subsidiary, Nationals Sub, Inc. (“Merger Sub”).

As previously disclosed in a Current Report on Form 8-K filed by the Company on April 25, 2012, at a Special Meeting of Stockholders on April 24, 2012, the stockholders of the Company approved the Merger Agreement.

Pursuant to the terms of the Merger Agreement, on May 1, 2012, following receipt of all required approvals and consents and satisfaction of all closing conditions, Harleysville Mutual will merge with and into Nationwide Mutual, and Merger Sub will merge with and into the Company.

In anticipation of the mergers, the Company is filing this Post-Effective Amendment to the Registration Statements to deregister all shares of Common Stock registered under the Registration Statements that remain unsold as of May 1, 2012, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harleysville, Commonwealth of Pennsylvania, on April 30, 2012.

HARLEYSVILLE GROUP INC.

By:	/s/ MICHAEL L. BROWNE
Michael L. Browne
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MICHAEL L. BROWNE	President, Chief Executive Officer and Director (principal executive officer)	April 30, 2012
(Michael L. Browne)

/s/ ARTHUR E. CHANDLER	Senior Vice President and Chief Financial Officer	April 30, 2012
(Arthur E. Chandler)	(principal financial officer and principal accounting officer)

*	Chairman of the Board and Director	April 30, 2012
(William W. Scranton III)

*	Director	April 30, 2012
(Barbara A. Austell)

*	Director	April 30, 2012
(W. Thacher Brown)

*	Director	April 30, 2012
(G. Lawrence Buhl)

*	Director	April 30, 2012
(Mirian M. Graddick-Weir)

*	Director	April 30, 2012
(Jerry S. Rosenbloom)

*	Director	April 30, 2012
(William E. Storts)

*The undersigned by signing his name hereto does sign and execute this Post-Effective Amendment to the Registration Statements on Form S-8 pursuant to the Power of Attorney executed by the above-named directors of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ ARTHUR E. CHANDLER
Arthur E. Chandler, Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Power of Attorney